Exhibit 99.1

NEWS RELEASE

For more information:	Media: John Coulbourn SeaChange International 978/897-0100 x3098 johnc@schange.com	Investor Relations: Martha Schaefer SeaChange International 978/897-0100 x3030 mschaefer@schange.com

SEACHANGE INTERNATIONAL ANNOUNCES

FIRST QUARTER FISCAL 2006 RESULTS

SeaChange Expands its Software Offerings

MAYNARD, Mass. (May 24, 2005) – SeaChange International, Inc. (Nasdaq: SEAC) today announced financial results for its first quarter of fiscal 2006 ended April 30, 2005. Revenues for the quarter were $31.5 million compared to revenues of $41.6 million in the first quarter of fiscal 2005, a 24% decrease. The Company recorded a net loss of $578,000, or $0.02 per diluted share, for the first quarter of fiscal 2006 versus net income of $3.2 million, or $0.11 per diluted share, for the first quarter of fiscal 2005. Revenues and the net loss per share for the first quarter of fiscal 2006 were in line with the guidance that the Company had previously provided in its press release dated May 5, 2005.

In the first quarter of fiscal 2006, Video-on-Demand (VOD) systems revenues were $15.7 million. Total systems revenues for the quarter were $20.1 million, which, in addition to VOD, included revenues of $2.6 million from advertising systems and $1.8 million from broadcast systems. Service revenues for the quarter were $11.4 million. For its fiscal year ending January 31, 2006, the Company expects revenues to be approximately $160 million, down from its previous guidance of $190 million.

“We’re very confident about our position in the global market for on-demand television – we are the clear leader in system deployments and have the expertise to continue to set the standards for features, service and performance for both cable operators and telcos worldwide,” said Bill Styslinger, president and CEO, SeaChange International. “Recently, demand for VOD systems with U.S. cable operators has slowed, and the deployments by U.S. telcos will be later than we originally anticipated. However, as U.S. cable operators begin their digital simulcast deployments and the telco deployments begin in earnest, we expect demand for VOD systems, software and services to increase significantly.”

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Styslinger said, “We continue to strengthen and expand our product offerings to maintain our leadership. In the past quarter, we introduced our new hybrid server, which combines memory and disk drives to provide the most economical alternative for our customers’ streaming and storage requirements. We also continue to expand our expertise in software applications, which provides us with further product differentiation and new marketing and sales opportunities. This quarter, evidence of our progress was marked by the introduction of our new Axiom operational software and by our previously announced acquisition of Liberate’s European assets, which brings us additional licensing revenues and a stronger relationship with ntl, Telewest and UGC. Furthermore, I expect that our new product offerings in broadcast systems and advertising will provide significant advantages in meeting the shifting requirements of television operators around the world.”

On another matter, the Company is announcing that William L. Fiedler, the Company’s Senior Vice President of Finance and Administration, Treasurer and Secretary has informed the Board of Directors of his intention to retire on April 30, 2006. The Company will begin a search for a new Chief Financial Officer.

Potential subscribers in systems planned for SeaChange VOD (estimates)

SeaChange Total On-Demand Customers Worldwide

	OPERATORS AS OF APR. ‘05	ESTIMATED CUSTOMER BASE AS OF APR. ‘05 (IN MILLIONS)
North American Cable	18	27.5
International Cable	14	13.0
Worldwide Telcos	8	9.5
TOTAL	40	50

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The Company will discuss its financial results and business outlook in more detail today during its webcast conference call at 5:00 p.m. EDT, which will be available live and archived at www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected revenues, earnings, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with C-COR (as successor to nCube Corp.); content providers limiting the scope of content licensed for use in the video- on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including the ON Demand Group Limited; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors That May Affect our Business” in the Company’s Annual Report on Form 10-K filed with the Commission on April 15, 2005. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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About SeaChange

SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. The Company creates powerful server and software systems that manage, store and distribute professional quality digital video. SeaChange’s innovative products are based on a scalable, distributed software architecture and standard technology components to continually deliver exponential improvements in digital video cost-performance. As a result, SeaChange enables broadband, broadcast, satellite and new media companies to streamline operations and reduce costs, allowing for expanded services, new applications and increased revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

MediaCluster and SeaChange are registered trademarks of SeaChange International, Inc.

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SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended
	April 30, 2005	April 30, 2004
Revenues	$31,512	$41,639
Cost of revenues	18,004	22,853

Gross profit	13,508	18,786
Operating expenses:
Research and development	7,880	7,074
Selling and marketing	5,006	4,175
General and administrative	2,672	2,684

	15,558	13,933

Income (loss) from operations	(2,050)	4,853
Interest income, net	561	522
Income (loss) before income taxes and equity income (loss) in earnings of affiliates	(1,489)	5,375
Income tax (benefit) expense	(581)	2,138
Equity income (loss) in earnings of affiliates	330	(30)

Net income (loss)	$(578)	$3,207

Basic income (loss) per share	$(0.02)	$0.12

Diluted income (loss) per share	$(0.02)	$0.11

Weighted average common shares outstanding-
Basic	28,179	27,341

Diluted	28,179	28,806

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SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2005	January 31, 2005
Assets
Current assets:
Cash and cash equivalents	$77,389	$93,561
Marketable securities	22,286	26,052
Accounts receivable, net	29,762	25,047
Inventories	22,851	19,458
Prepaid expenses and other current assets	12,060	9,750

Total current assets	164,348	173,868
Property and equipment, net	16,019	15,814
Marketable securities	17,933	14,299
Investments in affiliates	7,491	4,661
Intangibles, net	421	480
Goodwill	1,882	1,882
Other assets	4,055	1,301

	$212,149	$212,305

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$25,380	$23,009
Current portion of line of credit and obligations under capital leases	105	209
Customer deposits	266	165
Deferred revenue	20,020	21,342
Income taxes payable	1,962	2,575

Total current liabilities	47,733	47,300
Long-term debt and other long-term liabilities	—	—

Common stock and other equity	174,792	174,737
Accumulated deficit	(10,033)	(9,455)
Accumulated other comprehensive loss	(343)	(277)

Total stockholders’ equity	164,416	165,005

	$212,149	$212,305

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